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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the use in this Registration Statement of The National Collegiate Student Loan Trust 2006-3 on Form S-3 of our reports dated September 22, 2005 and September 25, 2006 relating to the financial statements of The Education Resources Institute, Inc., which reports appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
September 25, 2006